SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 9, 1997 (May 15, 1997)



                               Shoe Carnival, Inc.
             (Exact name of Registrant as specified in its charter)



         Indiana                          0-21360               35-1736614
(State or other jurisdiction            (Commission           (IRS Employer
    of incorporation)                   File Number)        Identification No.)




8233 Baumgart Road, Evansville, Indiana                                 47711
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code:             (812) 867-6471


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Item 5.  Other Events

      Shoe Carnival, Inc. announced on May 15, 1997 that its founder and Vice Chairman, David H. Russell, retired from the Company effective May 1, 1997. Mr. Russell will continue to serve on the Board of Directors. In conjunction with his retirement the Company made a lump-sum payment of $420,000 to Mr. Russell and has forgiven a loan and other receivables totaling $209,140. Mr. Russell will serve as a consultant to the Company's management for a term of three years and will receive compensation of $50,000 per year. Other terms of the consulting agreement include a non-compete clause for the 60 month period following Mr. Russell's retirement and restrictions on the sale or transfer of shares of the Company's common stock acquired pursuant to a stock option granted on April 24, 1997 for 142,000 shares of Shoe Carnival, Inc. Attached as an exhibit to this report is a copy of the agreement, which agreement is incorporated herein by reference.


Item 7(c).  Exhibits

    Exhibit No.               Description of Exhibit

        10-M Consulting Agreement dated May 28, 1997, between Registrant and David H. Russell


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                         Shoe Carnival, Inc.
                                                             (Registrant)

Date:  June 9, 1997                            By:   /s/ W. Kerry Jackson
                                                     W. Kerry Jackson
                                                     Vice President
                                                     Chief Financial Officer
                                                     and Treasurer



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                                INDEX TO EXHIBITS


Exhibit No.                Exhibit

   10-M * Consulting Agreement dated May 28, 1997, between Registrant and David H. Russell.




* The indicated exhibit is a management contract, compensatory plan or arrangement required to be filed by Item 601 of Regulation S-K.


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